Exhibit 99.1

KINDER MORGAN, INC. TO PURCHASE KMP, KMR AND EPB;

2015 KMI DIVIDEND TO INCREASE TO $2 PER SHARE

•                  KMI expects 10% annual growth in dividend 2015-2020 with significant excess coverage

•                  Combination eliminates Incentive Distribution Rights

•                  Approximately $70 billion total transaction value

•                  Investment grade rating expected

•                  Closing anticipated by year end

HOUSTON, Aug. 10, 2014 — Kinder Morgan, Inc. (NYSE: KMI), Kinder Morgan Energy Partners, L.P. (NYSE: KMP), Kinder Morgan Management, LLC (NYSE: KMR) and El Paso Pipeline Partners, L.P. (NYSE: EPB) today announced that KMI will acquire all of the outstanding equity securities of KMP, KMR and EPB.

•                  KMP unitholders will receive 2.1931 KMI shares and $10.77 in cash for each KMP unit.  This results in a price of $89.98 per unit, a 12 percent premium based on the Aug. 8, 2014, closing prices.  This is a premium of 11.4 percent based on the July 16 closing price reference date used by the parties during the negotiation of the transaction.

•                  KMR shareholders will receive 2.4849 KMI shares for each share of KMR.  This results in a price of $89.75 per share, a 16.5 percent premium based on the Aug. 8, 2014, closing prices.  This is a premium of 16 percent based on the July 16 reference date used by the parties in the negotiation.  The parties negotiated consideration for KMR shares equal to the consideration for KMP units, using the July 16 reference date.

•                  EPB unitholders will receive .9451 KMI shares and $4.65 in cash for each EPB unit.  This results in a price of $38.79 per unit, a 15.4 percent premium based on the Aug. 8, 2014, closing prices.  This is a premium of 11.2 percent based on the July 16 reference date used by the parties in the negotiation.

•                  Both KMP and EPB unitholders will be able to elect cash or KMI stock consideration subject to proration.

KMI has secured committed financing for the cash portion of the transaction.

“All shareholders and unitholders of the Kinder Morgan family of companies will benefit as a result of this combination,” said Chairman and CEO Richard D. Kinder.  “Everyone will hold a single, publicly traded security — KMI — which will have a projected dividend of $2.00 in 2015, a 16 percent increase over the anticipated 2014 dividend of $1.72.  We expect to grow the dividend by approximately 10 percent each year from 2015 through 2020, with excess coverage

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anticipated to be greater than $2 billion over that same period.  This combined entity will be the largest energy infrastructure company in North America and the third largest energy company overall with an estimated enterprise value of approximately $140 billion.  Additionally, we will have a leading position in each of our business segments and operate in the rapidly growing North American energy infrastructure sector.”

KMI has reviewed the proposed transaction with the rating agencies and expects the combined entity will be investment grade.  The Kinder Morgan companies will put in place cross guarantees among and between the Kinder Morgan entities (with limited exceptions) to be effective on closing of the transaction in order to create a single creditor class and eliminate the structural subordination.

“This transaction dramatically simplifies the Kinder Morgan story, by transitioning from four separately traded equity securities today to one security going forward, and by eliminating the incentive distribution rights and structural subordination of debt,” Kinder said.  “Further, we believe that KMI will be a valuable acquisition currency and have a significantly lower hurdle for accretive investments in new energy infrastructure.  In the opportunity-rich environment of today’s energy infrastructure sector, we believe this transaction gives us the ability to grow KMI for years to come.”  The transaction also provides significant tax benefits for KMI shareholders from depreciation deductions associated with the upfront purchase and future capital expenditures.

KMP, KMR and EPB were represented in the negotiations by committees comprised exclusively of the independent members of the boards of the respective entities.  The boards of all the Kinder Morgan companies have voted to recommend the transaction to their respective unitholders and shareholders.  Each transaction is conditioned on the closing of the other transactions.  Following unitholders and shareholder votes and standard regulatory notifications and approvals, the transaction is expected to close by the end of 2014.  More information on the transaction, including the investor presentation, may be found in the Investor section of the Kinder Morgan website at www.kindermorgan.com.

Barclays and Citi acted as financial advisors to KMI, Barclays is providing committed financing for the transaction, and Weil Gotshal & Manges and Bracewell & Giuliani acted as legal counsel to KMI.  Jefferies acted as financial advisor to KMP and KMR and Baker Botts acted as legal counsel to KMP and KMR.  Tudor, Pickering, Holt & Co. acted as financial advisor to EPB and Vinson & Elkins acted as legal counsel to EPB.

Please join Kinder Morgan at 8:30 a.m. Eastern Time Monday, Aug. 11 at www.kindermorgan.com for a LIVE webcast conference call to discuss this transaction.

The combined Kinder Morgan entities own an interest in or operate approximately 80,000 miles of pipelines and 180 terminals.  Kinder Morgan’s pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel.  Kinder Morgan, Inc. (NYSE: KMI) owns the general partner interests of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and El Paso Pipeline Partners, L.P. (NYSE: EPB), along with limited partner interests in KMP and EPB and shares in Kinder Morgan Management, LLC (NYSE: KMR).

Kinder Morgan Energy Partners is a leading pipeline transportation and energy storage company and one of the largest publicly traded pipeline limited partnerships in America.  It owns an interest in or operates approximately 52,000 miles of pipelines and 180 terminals.  The general partner of KMP is owned by Kinder Morgan, Inc.

El Paso Pipeline Partners is a publicly traded pipeline limited partnership.  It owns an interest in or operates more than 13,000 miles of interstate natural gas transportation pipelines in the Rockies and the Southeast, natural gas storage facilities with a capacity of over 100 billion cubic feet and LNG assets in Georgia and Mississippi.  The general partner of EPB is owned by Kinder Morgan, Inc.

CONTACTS
Media Relations	Investor Relations
Larry Pierce	(713) 369-9490
Office: (713) 369-9407	km_ir@kindermorgan.com
Cell: (281) 330-2981	www.kindermorgan.com
larry_pierce@kindermorgan.com

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication may be deemed to be solicitation material in respect of the proposed acquisition by Kinder Morgan, Inc. (“KMI”) of each of Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”).  KMI plans to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the mergers.  Each of KMI, KMP, KMR and EPB plans to file with the SEC and mail to its security holders a proxy statement/prospectus in connection with the mergers. The registration statement and each proxy statement/prospectus will contain important information about KMI, KMP, KMR, EPB, the mergers and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND EACH PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain copies of each proxy statement/prospectus as well as other filings containing information about KMI, KMP, KMR and EPB, without charge, at the SEC’s website, http://www.sec.gov.  Copies of documents filed with the SEC by KMI, KMP, KMR and EPB will be made available free of charge on Kinder Morgan, Inc.’s website at http://www.kindermorgan.com/investor/ or by written request by contacting the investor relations department of KMI, KMP, KMR or EPB at the following address: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Investor Relations or by phone at (713)-369-9490 or by email at km_ir@kindermorgan.com.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

KMI, KMP, KMR and EPB, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding the directors and executive officers of KMI is contained in KMI’s Form 10-K for the year ended December 31, 2013, and its proxy statement filed on April 9, 2014, each of which has been filed with the SEC.  Information regarding the directors and executive officers of KMP’s general partner and KMR, the delegate of the KMP’s general partner, is contained in KMP’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of KMR is contained in KMR’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of the EPB’s general partner is contained in EPB’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transactions involving KMI, KMP, KMR and EPB, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about KMI, the general partner of KMP,

KMR or the general partner of EPB management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the ability of KMI to realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; price volatility and market demand for natural gas and natural gas liquids; higher construction costs or project delays due to inflation, limited availability of required resources or the effects of environmental, legal or other uncertainties; the ability of the combined company to continue to obtain new sources of natural gas supply; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attract new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; the effects of government regulations and policies and of the pace of deregulation of retail natural gas; national, international, regional and local economic or competitive conditions and developments; capital and credit markets conditions; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather, alternative energy sources, conservation and technological advances that may affect price trends and demand; business and regulatory or legal decisions; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in KMI’s, KMP’s, KMR’s and EPB’s Annual Reports on Form 10-K for the year ended December 31, 2013, and other subsequent filings with the SEC.  KMI, KMP, KMR and EPB disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, other than as required by applicable law.

This news release includes forward-looking statements.  These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them.  Although Kinder Morgan believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that such assumptions will materialize.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in Kinder Morgan’s reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they were made, and except to the extent required by law, Kinder Morgan undertakes no obligation to update or review any forward-looking statement because of new information, future events or other factors.  Because of these uncertainties, readers should not place undue reliance on these forward-looking statements.

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